Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-185691) pertaining to the 2010 Incentive Award Plan,
(2)
Registration Statement (Form S-8 No. 333-205910) pertaining to the 2014 Non-Employee Director Incentive Award Plan and Second Amended and Restated 2010 Incentive Award Plan,
(3)
Registration Statement (Form S-8 No. 333-223685) pertaining to the Third Amended and Restated 2010 Incentive Award Plan,
(4)
Registration Statement (Form S-8 No. 333-248577) pertaining to the Fourth Amended and Restated 2010 Incentive Award Plan,
(5)
Registration Statement (Form S-8 No. 333-268273) pertaining to the 2022 Incentive Award Plan, and
(6)
Registration Statement (Form S-8 No. 333-283173) pertaining to the First Amended and Restated 2022 Incentive Award Plan;

of our reports dated June 8, 2026, with respect to the consolidated financial statements and schedule of Motorcar Parts of America, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Motorcar Parts of America, Inc. and subsidiaries, included in this Annual Report (Form 10-K) of Motorcar Parts of America, Inc. for the year ended March 31, 2026.

/s/ Ernst & Young LLP

Los Angeles, California
June 8, 2026